UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 28, 2018, CommScope Holding Company, Inc. (the “Company”) announced the appointment of Alexander W. Pease as executive vice president and chief financial officer, effective April 2, 2018. Mr. Pease will replace Mark A. Olson as chief financial officer of the Company. Mr. Olson had earlier announced his retirement from the Company.

Mr. Pease, age 46, served as executive vice president and chief financial officer of Snyder’s-Lance, Inc., a global consumer packaged goods company, since November 2016. From 2015 to 2016, Mr. Pease was a principal at McKinsey & Company as a leader in their global corporate finance and business functions practice. From 2011 to 2015, he was senior vice president and chief financial officer at EnPro Industries, Inc., overseeing six operating divisions in addition to finance, accounting, strategy and development, global supply chain and information technology. Before joining EnPro, Mr. Pease began his career at McKinsey & Company in roles of increasing responsibility across the global operations, risk and finance practices where he focused on capital productivity, portfolio allocation and capital investment strategy and execution. Mr. Pease served in the United States Navy as a SEAL Platoon Commander of SEAL Team Four from 1994 to 2000.

Mr. Pease will receive an annual base salary of $625,000 and will participate in the Company’s Annual Incentive Plan, with a target bonus opportunity equal to 85% of his base salary. In addition, Mr. Pease will receive a grant of equity awards having an approximate grant date fair value of $1,500,000 in the aggregate. These equity awards will be granted under the Long-Term Incentive Plan, as described in the Company’s proxy statement, and will consist of stock options, restricted stock units and performance share units having equivalent grant date fair values. Each of these awards will have the same terms and conditions (including the same vesting requirements) as the similar awards granted to other officers of the Company in February 2018.

Mr. Pease will enter into the Company’s standard indemnification agreement, as described in the Company’s registration statement on Form S-1 (the “S-1”), the form of which is filed as Exhibit 10.22 to the S-1.

Mr. Pease also will enter into the Company’s standard severance protection agreement for new executive officers. His agreement will be on a 3-year term automatically renewing on January 1 of each year, except that the term may not expire prior to 24 months following a change in control of the Company (as defined in the agreement). The agreement will provide that, in the event Mr. Pease’s employment is terminated within 24 months after a change in control of the Company (i) by the Company for any reason other than for cause or disability or (ii) by Mr. Pease for good reason, Mr. Pease will be entitled to receive accrued compensation, severance pay equal to (i) two times the sum of his base salary and target bonus, and (ii) a continuation of health benefits for 12 months.

There are no family relationships between Mr. Pease and any director or other officer of the Company or any related party transactions involving Mr. Pease.

Item 9.01.	Financial Statements and Exhibits.

Exhibit.	Description.

99.1	CommScope Holding Company, Inc. press release, dated March 28, 2018.

INDEX OF EXHIBITS

Exhibit.	Description.

99.1	CommScope Holding Company, Inc. press release, dated March 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President,
General Counsel and Secretary